UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Two Harbors Investment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Harbors Investment Corp.

Supplement TO THE

NOTICE of 2021 Annual meeting and Proxy Statement Dated April 6, 2021

For The 2021 Annual Meeting of STOCKHOLDERS

To Be Held on May 19, 2021

On April 6, 2021, Two Harbors Investment Corp. (“Two Harbors”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders to be held on May 19, 2021 (the “Annual Meeting”). Two Harbors is providing this supplement to correct certain information with respect to: (a) the description of the “cash compensation” component of the company’s Severance Benefits Plan as described in the Proxy Statement; and (b) the amount of the estimated cash severance benefit payments for the named executive officers in the table set forth on pages 46 and 47 of the Proxy Statement under the heading “Potential Payments Upon Termination or Change of Control.” Under the Severance Benefits Plan, generally the “cash compensation” component of the severance benefits payment is equal to a multiple of the sum of (x) the executive’s base salary, plus (y) the executive’s target annual cash incentive for the year in which the termination event occurs.

The introduction and the footnotes to the “Potential Payments Upon Termination or Change of Control” disclosure table have been included with this supplement for the sake of completeness. The only revisions to the table and footnotes are to: (a) update the “Cash Severance Payment” amounts, and the corresponding “Total” calculations, for William Greenberg, Mary Riskey, Matthew Koeppen and Rebecca B. Sandberg; and (b) update footnote (1) to include a description of the calculation of “cash compensation.” Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to “General Information About the 2021 Annual Meeting and Voting” beginning on page 61 of the Proxy Statement for instructions on how to do so. If you have not already voted or if you wish to change your vote, please vote by telephone or internet to ensure that your voting instructions are timely received before the Annual Meeting. Capitalized terms used in this supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

The following disclosure amends and restates the disclosure set forth under the heading “Potential Payments Upon Termination or Change of Control” set forth on pages 46-47 of the Proxy Statement.

Potential Payments Upon Termination or Change of Control

The following table sets forth reasonable estimates of the potential benefits to our named executive officers in connection with certain termination events that were described in the foregoing discussion of “Potential Payments Upon Termination or Change of Control” beginning on page 42 of the proxy statement, assuming each such event occurred on December 31, 2020 and as if our Severance Benefits Plan, which was adopted in March 2021, had been in place on December 31, 2020.

The actual payments and benefits due upon the occurrence of certain events could materially differ from the estimates provided in the following table and would only be known at the time that the named executive officers become eligible for payment. Material assumptions used in calculating the estimated payments and benefits are described in the footnotes to the table.

						Change of Control
Name	Voluntary Resignation or Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Involuntary Termination without Cause ($)	Termination by Executive for Good Reason ($)	Involuntary Termination without Cause or for Good Reason ($)	Involuntary Termination for Cause ($)
William Greenberg
Cash Severance Payment(1)	-	-	-	5,000,000	5,000,000	5,950,000	-
Unvested Equity Incentives(2)	-	839,432	839,432	839,432	-	839,432	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	839,432	839,432	5,903,693	5,064,261	6,853,693	-
Mary Riskey(5)
Cash Severance Payment(1)	-	-	-	1,662,500	1,662,500	2,075,000	-
Unvested Equity Incentives(2)	-	518,353	518,353	518,353	-	518,353	-
Health/Welfare Benefits(3)	-	-	-	28,679	28,679	28,679	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	518,353	518,353	2,234,532	1,716,179	2,647,032	-
Matthew Koeppen
Cash Severance Payment(1)	-	-	-	2,750,000	2,750,000	3,400,000	-
Unvested Equity Incentives(2)	-	831,706	831,706	831,706	-	831,706	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	831,706	831,706	3,645,967	2,814,261	4,295,967	-
Rebecca B. Sandberg
Cash Severance Payment(1)	-	-	-	2,050,000	2,050,000	2,550,000	-
Unvested Equity Incentives(2)	-	762,012	762,012	762,012	-	762,012	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	762,012	762,012	2,876,273	2,114,261	3,376,273	-
Thomas E. Siering (5)
Cash Severance Payment(1)	-	-	-	-	-	-	-
Unvested Equity Incentives(2)	-	551,897	551,897	551,897	-	551,897	-
Health/Welfare Benefits(3)	-	-	-	-	-	-	-
Outplacement Services(4)	-	-	-	-	-	-	-
Total	-	551,897	551,897	551,897	-	551,897	-

Total	-	3,503,400	3,503,400	15,212,362	11,708,962	17,724,862	-

(1)

Represents the aggregate cash severance amount payable under the Severance Benefits Plan, comprised of cash compensation (which is a multiple of the sum of an executive’s base salary plus target annual cash incentive) and a prorated target annual cash incentive. For purposes of calculating “cash compensation,” we (i) used base salaries in effect at December 31, 2020 and (ii) assumed that “target annual cash incentive” was an amount equal to the actual amount of annual cash incentive earned by the named executive officer for the 2020 performance year. We did not set target annual incentive compensation for our named executives for 2020 because we were an externally managed company until August 15, 2020.

(2)	Represents unvested shares of restricted stock awards outstanding under our 2009 Equity Incentive Plan as more fully described under “Outstanding Equity Awards at Fiscal Year-End for 2020” on page 41 of the proxy statement. The value of shares is calculated based on the $6.37 closing market price of our common stock on the NYSE on December 31, 2020.

(3)	Represents the estimated aggregate amount of the COBRA severance benefits payable under the Severance Benefits Plan assuming the executive officer is enrolled in the same level of health and welfare benefits as on December 31, 2020 and assuming he or she is eligible for 18 months of COBRA benefits.

(4)	Assumes reimbursement paid to the executive officer for the maximum amount of $25,000 in outplacement services for which the officer is eligible under the Severance Benefits Plan.

(5)	Ms. Riskey and Mr. Siering each meet the retirement criteria set forth under our 2009 Equity Incentive Plan.

(6)	Mr. Siering’s outstanding equity incentive awards represent unvested shares of restricted stock granted to him in 2018 (for the 2017 performance year) and 2019 (for the 2018 performance year) while he was serving as our Chief Executive Officer. Under the terms of the restricted stock award agreement governing the 2018 and 2019 grants, the shares remained outstanding and subject to vesting in accordance with their terms when Mr. Siering ceased to be our Chief Executive Officer on June 24, 2020 because he remained in service to the company as a member of our Board of Directors.